Filed Pursuant to Rule 424(b)(5)
Registration No. 333-175938

PROSPECTUS SUPPLEMENT

(To prospectus dated October 28, 2011)

2,400,000 Units

Units Consisting of

One Share of Common Stock and

A Warrant to Purchase 0.4 of a Share of Common Stock

We are offering directly to investors up to 2,400,000 units, with each unit consisting of one share of our common stock, $0.01 par value per share, and a warrant to purchase 0.4 of a share of our common stock (and the shares of common stock issuable from time to time upon exercise of the offered warrants). The purchase price for each unit is $2.25. Each warrant will have an exercise price of $3.00 per share, will be exercisable beginning six months after the date of issuance and will expire three years from the date of issuance. The units will not be issued or certificated. The shares of common stock and the warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Our common stock is listed on the NASDAQ Capital Market under the symbol “ECTE.” On December 1, 2011, the last reported sales price of our common stock on the NASDAQ Capital Market was $2.47 per share. We do not intend to list the warrants on the NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. Before investing in our securities, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the section herein entitled “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER UNIT	TOTAL
Public Offering Price	$2.25	$5,400,000
Proceeds to Echo Therapeutics before expenses	$2.25	$5,400,000

The above summary of offering proceeds assumes that all of the units offered hereby are sold and does not give effect to any exercise of the warrants being issued in this offering. Delivery of the shares of common stock and warrants is expected to be made on or about December 7, 2011.

Prospectus Supplement dated December 2, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

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About this Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of units and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated October 28, 2011, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus supplement and the accompanying prospectus to “Echo”, the “Company”, “we”, “us”, “our” or similar references refer to Echo Therapeutics, Inc., and its wholly-owned subsidiary Sontra Medical, Inc., except where the context otherwise requires or as otherwise indicated.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, trade names and service marks owned by us or other companies. Echo Therapeutics™, DurhalieveTM, AzoneTSTM, Symphony® and Prelude® are our trademarks in the United States. All other trademarks, trade names and service marks included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Prospectus Supplement Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement. If you invest in our securities, you are assuming a high degree of risk. See “Risk Factors” in this prospectus supplement beginning on page S-4 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

We are a transdermal medical device company with significant expertise in advanced skin permeation technology. We are developing our Prelude® SkinPrep System, which we refer to as Prelude, to allow for painless and significantly enhanced skin permeation that will enable both needle-free drug delivery and analyte extraction. Utilizing this technology, we are developing our needle-free Symphony® tCGM System, which we refer to as Symphony, as a non-invasive, wireless, transdermal continuous glucose monitoring, or tCGM, system for use in hospital critical care units and for people with diabetes.

We are also developing Prelude as a platform technology for enhanced skin permeation for delivery of topical pharmaceuticals as well as for a wide range of transdermal reformulations of specialty pharmaceutical products. Prelude incorporates a patented, dynamic feedback control mechanism designed to enable optimal skin permeation control. We believe that Prelude will allow for precise, highly effective and painless skin permeation prior to analyte extraction or topical drug delivery.

Leveraging the patented, core skin permeation technology found in Prelude, we are developing Symphony as a non-invasive, wireless monitoring and trending system for use in hospital critical care units and for people with diabetes. Symphony includes Prelude for needle-free skin permeation as well as our patented, non-invasive, continuous transdermal glucose biosensor.

With Symphony, we are initially focused on the hospital critical care setting with technology designed to assist clinical professionals, improve patient compliance and achieve better overall glucose control in critically ill patients. No existing continuous glucose monitoring, or CGM, system has been approved by the United States Food and Drug Administration, or FDA, for use in clinical settings. All of these systems are needle-based, requiring insertion of a glucose sensor into the patient’s skin, which may give rise to risks of infection, inflammation or bleeding at the insertion site. Symphony eliminates the risks associated with needle-based CGM systems because it does not require the glucose sensor to be inserted with a needle.

Corporate Information

We were incorporated in Delaware in September 2007 under the name Durham Pharmaceuticals Acquisition Co. In June 2008, we completed a merger with our parent company, Echo Therapeutics, Inc., a Minnesota corporation formerly known as Sontra Medical Corporation, for the purpose of changing its state of incorporation from Minnesota to Delaware. We were the surviving corporation in the merger, and all outstanding common stock of Echo Therapeutics, Inc., a Minnesota corporation, was exchanged for our common stock.

Our principal executive offices are located at 8 Penn Center, 1628 JFK Blvd., Suite 300, Philadelphia, PA 19103. Our telephone number is (215) 717-4100. Our website address is http://www.echotx.com. We do not incorporate by reference into this prospectus supplement or the accompanying prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us	Up to 2,400,000 shares.

Warrants offered by us	Warrants to purchase up to 960,000 shares of common stock. Each warrant will have an exercise price of $3.00 per share, will be exercisable beginning six months after issuance and will expire three years from the date of issuance. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Common stock to be outstanding immediately after this offering	Assuming all of the units offered hereby are sold, 37,367,452 shares, or 38,327,452 shares of our common stock if the warrants offered pursuant to this offering are exercised in full.

Use of Proceeds

Assuming all of the units offered hereby are sold, we estimate that the net proceeds from this offering will be approximately $5.35 million, after deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including clinical trial expenses, other research and development expenses, and general and administrative expenses. Until we apply the proceeds from the sale of the securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, money market accounts, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations or other short-term investments.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “ECTE.”

Risk Factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Outstanding Shares

The number of shares of our common stock to be outstanding immediately after this offering is based on 34,967,452 shares outstanding as of December 1, 2011, which does not include the 960,000 shares of common stock issuable upon exercise of the warrants offered by us pursuant to this offering, and also excludes as of that date:

■

3,415,104 shares of our common stock issuable upon the exercise of stock options outstanding under our equity incentive and stock option plans, having a weighted-average exercise price of approximately $1.66 per share;

■	10,647,302 shares of our common stock issuable upon exercise of warrants, having a weighted-average exercise price of $1.82 per share;

■	9,754,995 shares of our common stock issuable upon conversion of our outstanding preferred stock; and

■	an aggregate of 1,397,750 shares of common stock reserved for future issuance under our 2003 Stock Option and Incentive Plan and our 2008 Equity Compensation Plan.

Risk Factors

Before deciding whether to invest in our securities, you should carefully consider the risks described below in their entirety, together with the other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference. If any of these risks actually occurs, our business, financial condition, results of operations, cash flows or prospects could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants to decline, resulting in a loss of all or part of your investment.

Risks related to our financial results, financial reporting and need for financing

We continue to require substantial amounts of capital, without which we will be unable to develop or commercialize our product candidates.

Our development efforts to date have consumed and will continue to require substantial amounts of capital in connection with the research and development of Symphony and Prelude. As we conduct more advanced development of our product candidates, we will need significant funding to complete our product development programs and to pursue product commercialization. Our ability to conduct our research, development and planned commercialization activities associated with our product pipeline is highly dependent on our ability to obtain sufficient financing.

Our capital requirements may vary from what we expect. There are factors, a number of which are outside our control, that may accelerate our need for additional financing, including:

■	the costs, timing and risks of delay of obtaining regulatory approvals;

■	the expenses we incur in developing, selling and marketing our products;

■	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

■	the revenue generated by sales of our product candidates currently under development and any other future products that we may develop;

■	the rate of progress and cost of our clinical trials and other development activities;

■	the success of our research and development efforts;

■	the emergence of competing or complementary technological developments;

■	the terms and timing of any collaborative, licensing and other arrangements that we may establish; and

■	the acquisition of businesses, products and technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

We expect to seek funding through public or private financings or from existing or new licensing and collaboration agreements; however, the market for stock of companies in the medical device sector in general, and the market for our common stock in particular, is highly volatile. Due to market conditions and the development status of our product pipeline, additional funding may not be available to us on acceptable terms, or at all. If we are unable to obtain additional financing, we may not be able to meet our research, development and commercialization goals, which in turn could adversely affect our business.

We have a history of operating losses and we expect our operating losses to continue for the foreseeable future.

We have generated limited revenue and have had operating losses since inception, including a net loss of approximately $4,100,000 for the year ended December 31, 2010 and $7,900,000 for the nine months ended September 30, 2011. We had an accumulated deficit of approximately $71,500,000 as of December 31, 2010 and $79,500,000 as of September 30, 2011. We have no current sources of material ongoing revenue, other than the recognition of revenue from upfront license fees and potential future milestone payments and royalties under our current license and collaboration agreements. Our losses have resulted principally from costs incurred in connection with our research and development activities and from general and administrative costs associated with our operations. We also expect to have negative cash flows for the foreseeable future as we fund our operating losses and capital expenditures. This will result in decreases in our working capital, total assets and stockholders’ equity, which may not be offset by future funding.

If we are not able to commercialize our product candidates, we may never generate sufficient revenue to achieve profitability, and even if we achieve profitability, we may not be able to sustain or increase it on a quarterly or annual basis. We expect our operating losses to continue and increase for the foreseeable future as we continue to expend substantial resources to conduct research and development, seek to obtain regulatory approval for Symphony and Prelude, identify and secure collaborative partnerships, and manage and execute our obligations in current and possible future strategic collaborations. Our failure to become and remain profitable may depress the market price of our common stock and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations and, as a result, you could lose part or all of your investment.

Securities we issue to fund our operations could dilute our stock or otherwise adversely affect our stockholders.

We will likely need to raise substantial additional funds through public or private equity or debt financings to fund our operations. In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. If we raise funds by issuing equity securities, the percentage ownership of current stockholders will be significantly reduced, including as a result of the issuance of warrants, and the new equity securities may have rights, preferences or privileges senior to those of our existing stockholders. If we raise additional funds through debt financing, the debt may involve significant cash payment obligations or covenants that could restrict our ability to operate our business and make distributions to our stockholders.

Furthermore, the price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the implied price per share paid by investors for the common stock included in the units in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the implied price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to holders of our common stock or warrants. The warrants will not entitle you to any rights as a holder of our common stock unless and until you have exercised the warrants and received shares of our common stock.

We have significant intangible assets, and any impairment of intangibles could significantly impact our financial condition and results of operations.

Technology-related intangible assets, such as patents, drug master files and in-process research and development, represent a significant portion of our assets. As of September 30, 2011, these intangible assets comprised approximately 76% of our total assets. Intangible assets are subject to an impairment analysis whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Additionally, indefinite-lived assets are subject to an impairment test at least annually. A significant portion of our intangible assets relates to our Durhalieve™ and AzoneTS™ pharmaceutical product candidates that we acquired in 2007. If we abandon or do not continue our efforts to develop these product candidates, the value of the related assets will become impaired. Other events giving rise to impairment are an inherent risk in our industry and cannot be predicted. As a result of the significance of our intangible assets, our results of operations and financial position in a future period could be negatively impacted should an impairment occur.

Changes in financial accounting standards or practices or taxation rules or practices may cause adverse unexpected revenue and/or expense fluctuations and affect our reported results of operations.

Changes in accounting standards or practices or in existing taxation rules or practices could have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and taxation rules and varying interpretations of accounting pronouncements and taxation practices have occurred and may occur in the future. The methods by which we intend to market and sell our product candidates, if commercialized, may have an impact on the manner in which we recognize revenue. In addition, changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business. Changes in taxation rules related to stock options and other forms of equity compensation could also have a significant negative effect on our reported results. Additionally, changes to accounting rules or standards, such as the potential requirement that U.S. registrants prepare financial statements in accordance with International Financial Reporting Standards, may adversely impact our reported financial results and business, and may further require us to incur greater accounting fees.

Valuation of share-based payments, which we are required to perform for purposes of recording compensation expense under authoritative guidance for share-based payments, involves significant assumptions that are subject to change and difficult to predict.

We record compensation expense in the consolidated statement of operations for share-based payments, such as employee stock options, using the fair value method. The requirements of the authoritative guidance for share-based payments have had and will continue to have a material effect on our future financial results reported under GAAP and make it difficult for us to accurately predict the impact on our future financial results.

For instance, estimating the fair value of share-based payments is highly dependent on assumptions regarding the future exercise behavior of our employees and changes in our stock price. Our share-based payments have characteristics significantly different from those of freely traded options, and changes to the subjective input assumptions of our share-based payment valuation models can materially change our estimates of the fair values of our share-based payments. In addition, the actual values realized upon the exercise, expiration, early termination or forfeiture of share-based payments might be significantly different than our estimates of the fair values of those awards as determined at the date of grant. Moreover, we rely on third parties that supply us with information or help us perform certain calculations that we employ to estimate the fair value of share-based payments. If any of these parties do not perform as expected or make errors, we may inaccurately calculate actual or estimated compensation expense for share-based payments.

The authoritative guidance for share-based payments could also adversely impact our ability to provide accurate guidance on our future financial results as assumptions that are used to estimate the fair value of share-based payments are based on estimates and judgments that may differ from period to period. We may also be unable to accurately predict the amount and timing of the recognition of tax benefits associated with share-based payments as they are highly dependent on the exercise behavior of our employees and the price of our stock relative to the exercise price of each outstanding stock option.

For those reasons, among others, the authoritative guidance for share-based payments may create variability and uncertainty in the share-based compensation expense we will record in future periods, which could adversely impact our financial results and, in turn, our stock price and increase our expected stock price volatility as compared to prior periods.

If we are unable to successfully maintain effective internal control over financial reporting, investors may lose confidence in our reported financial information, and our stock price and our business may be adversely impacted.

As a public company, we are required to maintain internal control over financial reporting, and our management is required to evaluate the effectiveness of our internal control over financial reporting as of the end of each fiscal year. Additionally, we are required to disclose in our Annual Reports on Form 10-K our management’s assessment of the effectiveness of our internal control over financial reporting. If we are not successful in maintaining effective internal control over financial reporting, there could be inaccuracies or omissions in the consolidated financial information we are required to file with the Securities and Exchange Commission. Additionally, even if there were no inaccuracies or omissions, we would be required to publicly disclose the conclusion of our management that our internal control over financial reporting or disclosure controls and procedures were not effective. Furthermore, our independent registered accounting firm is required to report on whether or not they believe that we maintained, in all material respects, effective internal control over financial reporting. These events could cause investors to lose confidence in our reported financial information, adversely impact our stock price, result in increased costs to remediate any deficiencies, attract regulatory scrutiny or lawsuits that could be costly to resolve and distract management’s attention, limit our ability to access the capital markets or cause our stock to be delisted from the NASDAQ Capital Market or any other securities exchange on which it is then listed.

Risks related to our common stock

Our principal stockholders own a significant percentage of our stock and will be able to exercise significant influence over our affairs.

Our executive officers, directors and principal stockholders holding at least 5% of our common stock on an as-converted basis, assuming the exercise and conversion of all currently outstanding exercisable and convertible securities, would own approximately 37.5% of our outstanding capital stock. Accordingly, these stockholders may continue to have significant influence over our affairs. Additionally, this significant concentration of share ownership may adversely affect the trading price of our common stock, because an investor could perceive disadvantages in owning stock of a company with a concentration of ownership. This concentration of ownership could also have the effect of delaying or preventing a change in our control.

Furthermore, so long as the purchasers in our January 2007 strategic private placement own at least 20% of the shares they purchased in that transaction, that group of purchasers has the right to designate one director for election to our Board of Directors. The candidate may be designated by the purchasers holding at least a majority of the shares of our common stock purchased in the January 2007 financing. None of our current directors has been so designated, as the purchasers are not currently exercising their designation rights.

Substantial sales of shares, or the perception that such sales may occur, could adversely affect the market price of our common stock and our ability to issue equity securities in the future.

Substantially all of the outstanding shares of our common stock are eligible for resale in the public market. We have also registered shares of our common stock that we may issue under our equity incentive plans. If stockholders sell substantial amounts of our common stock, or the market perceives that any such sales may occur, the market price of our common stock could decline, which might make it more difficult for us to sell equity or equity-linked securities in the future at a time and price that we deem appropriate. We are unable to predict the effect that sales of our common stock may have on the prevailing market price of our common stock.

Our stock price is volatile and may fluctuate in the future, and you could lose all or a substantial part of your investment.

The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which we cannot control. For example, since January 1, 2011, our common stock has closed between a low price of $1.49 and a high price of $4.54. Among the factors that could cause material fluctuations in the market price for our common stock are:

■	our ability to successfully raise capital to fund our continued operations;

■	the success or failure of the development and clinical testing of our product candidates within acceptable timeframes;

■	changes in the regulatory status of our product candidates;

■	additions or departures of key personnel;

■	our financial condition, performance and prospects;

■	the depth and liquidity of the market for our common stock;

■	our ability to enter into and maintain successful collaborative arrangements with strategic partners for research and development, clinical testing, and sales and marketing;

■	sales of large blocks of our common stock by officers, directors or significant stockholders;

■	investor perception of us and the industry in which we operate;

■	changes in securities analysts’ estimates of our financial performance or product development timelines;

■	general financial and other market conditions and trading volumes of similar companies; and

■	domestic and international economic conditions.

Public stock markets have experienced extreme price and trading volume volatility, particularly in the medical device sector of the market. This volatility has significantly affected the market prices of securities of many technology companies for reasons frequently unrelated to, or to an extent disproportionate to, the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock. In addition, fluctuations in our stock price may make our stock attractive to momentum traders, hedge funds or day-trading investors who often shift funds into and out of stocks rapidly, exacerbating price fluctuations in either direction.

We may become involved in securities class action litigation that could divert management’s attention and harm our business, and our insurance coverage may not be sufficient to cover all costs and damages.

Broad market fluctuations, particularly in the technology and life sciences sectors, may cause the market price of our common stock to decline. In the past, companies have often faced class action litigation following periods of volatility in the market price of their securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Risks related to our operations, business strategy and development of our product candidates

Our product candidates are based on new technologies and may not be successfully developed or achieve market acceptance.

Our products under development have a high risk of failure because they are based on new technologies. To date, we have tested the feasibility of Prelude for various applications, including continuous glucose monitoring and certain topical anesthetic applications. We have also tested the feasibility of Symphony for the monitoring of glucose on a continuous basis. Our development of our product candidates for their current intended uses and any other uses for which they may be developed in the future, and any other product candidates we are developing or may develop, will require substantial expenditures, including for feasibility studies, preclinical studies and clinical testing. Projected costs of this development are difficult to estimate, and they may change and increase frequently.

Our success is also dependent on further developing new and existing products and obtaining favorable results from preclinical studies and clinical trials, as well as satisfying regulatory standards and approvals required for the market introduction of our product candidates. There can be no assurance that we will not encounter unforeseen problems in the development of our product candidates, or that we will be able to successfully address problems that do arise. There can be no assurance that any of our potential products will be successfully developed, be proven safe and efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs, or be eligible for third-party reimbursement from governmental or private insurers. Even if we successfully develop new products, there can be no assurance that those products will be successfully marketed or achieve market acceptance, or that expected markets will develop for such products. The degree of market acceptance will depend in part on our ability to:

■	establish and demonstrate to the medical community the clinical efficacy and safety of our current product candidates and any other product candidates we may develop;

■	create products that are superior to alternatives currently on the market; and

■	establish in the medical community the potential advantage of our product candidates over alternative available products.

In addition, because our product candidates are based on new technologies, they may be subject to lengthy sales cycles and may take substantial time and effort to achieve market acceptance, especially at hospitals, which typically have a lengthy and rigorous approval process for adopting new technologies. If any of our development programs are not successfully completed, required regulatory approvals or clearances are not obtained, or potential products for which approvals or clearances are obtained are not commercially successful, our business, financial condition and results of operations would be materially adversely affected.

Our future success may be dependent in part upon successful development of Symphony for the hospital critical care market.

We have completed the initial prototypes of Symphony and have conducted several feasibility human clinical studies at a leading Boston-area hospital, with a member of our Medical Advisory Board serving as principal investigator. Although we believe the clinical rationale exists for Symphony for the critical care market, there can be no assurance that such a market will be established, or that we will be able to successfully develop a product that will prove effective for this market or gain market acceptance should such a market develop. Our Symphony product development process may take several years and will require substantial capital outlays. If the critical care market does not develop as we expect, or if we are unable to successfully develop Symphony for such market on a timely basis and within cost constraints, then our business and financial results will be materially adversely affected.

Current uncertainty in global economic conditions makes it difficult to predict product demand and other trends that could impact our business and increases the likelihood that our actual results could differ materially from expectations.

Our operations and performance depend on worldwide economic conditions, which have been adversely impacted by the global macroeconomic downturn over the last few years. These conditions have made, and may continue to make, it difficult for our potential customers to afford our product candidates, and could cause patients to stop using our product candidates or to use them less frequently. If that were to occur after we commercialize any product candidate, we would experience a decrease in revenue and our performance would be negatively impacted. We cannot predict the reoccurrence of any economic slowdown or the strength or sustainability of the economic recovery, worldwide, in the United States, or in our industry. These and other economic factors could have a material adverse effect on our financial condition and operating results.

Our success will depend on our ability to attract and retain our key personnel.

We are highly dependent on our senior management, especially Patrick T. Mooney, M.D., our CEO, President and Chairman, and the senior members of our product development team. Our success will depend on our ability to retain our current management and to attract and retain qualified personnel in the future, including salespersons, scientists, clinicians, engineers and other highly-skilled personnel. Competition for senior management personnel, as well as salespersons, scientists, clinicians and engineers, is intense, and we may not be able to retain our personnel. The loss of the services of members of our senior management, scientists, clinicians or engineers could prevent the implementation and completion of our objectives, including the completion of development and commercialization of our current product candidates and the development and introduction of additional products. The loss of a member of our senior management or our professional staff would require the remaining executive officers to divert immediate and substantial attention to seeking a replacement. Each of our officers may terminate their employment at any time without notice and without cause or good reason. Additionally, volatility or a lack of positive performance in our stock price may adversely affect our ability to retain key employees.

We expect to continue to expand our operations and grow our research and development, manufacturing, sales and marketing, product development and administrative operations. This expansion is expected to place a significant strain on our management and will require hiring a significant number of qualified personnel. Accordingly, recruiting and retaining such personnel in the future will be critical to our success. There is intense competition from other companies and research and academic institutions for qualified personnel in the areas of our activities. If we fail to identify, attract, retain and motivate these highly-skilled personnel, we may be unable to continue our development and commercialization activities.

We may not be able to obtain and maintain the third-party relationships that are necessary to develop, commercialize and manufacture some or all of our product candidates.

We depend on collaborators, partners, licensees, contract research organizations, manufacturers and other third parties to support our efforts to develop and commercialize our product candidates, to manufacture prototypes and clinical and commercial scale quantities of our product candidates and products and to market, sell and distribute any products we successfully develop.

We rely on clinical investigators and clinical sites to enroll patients in our clinical trials and other third parties to manage the trial and to perform related data collection and analysis; however, we may not be able to control the amount and timing of resources that clinical sites may devote to our clinical trials. If these clinical investigators and clinical sites fail to enroll a sufficient number of patients in our clinical trials, fail to ensure compliance by patients with clinical protocols or fail to comply with regulatory requirements, we will be unable to successfully complete these trials, which could prevent us from obtaining regulatory approvals for our products. Our agreements with clinical investigators and clinical sites for clinical testing place substantial responsibilities on these parties and, if these parties fail to perform as expected, our trials could be delayed or terminated. If these clinical investigators, clinical sites or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated, or the clinical data may be rejected by the FDA, and we may be unable to obtain regulatory approval for, or successfully commercialize, our product candidates.

We cannot guarantee that we will be able to successfully negotiate agreements for or maintain relationships with collaborators, partners, licensees, clinical investigators, manufacturers and other third parties on favorable terms, if at all. If we are unable to obtain or maintain these agreements, we may not be able to clinically develop, formulate, manufacture, obtain regulatory approvals for or commercialize our product candidates, which will in turn adversely affect our business.

We expect to expend substantial management time and effort to enter into relationships with third parties and, if we successfully enter into such relationships, to manage these relationships. In addition, substantial amounts of our expenditures may be paid to third parties in these relationships. We cannot control the amount or timing of resources our contract partners will devote to our research and development programs, product candidates or potential product candidates, and we cannot guarantee that these parties will fulfill their obligations to us under these arrangements in a timely fashion, if at all. In addition, our contract partners may abandon research projects and terminate applicable agreements prior to or upon the expiration of agreed-upon contract terms.

Disputes under key agreements or conflicts of interest with our scientific advisors, clinical investigators or other third-party collaborators could delay or prevent development or commercialization of our product candidates.

Any agreements we have or may enter into with third parties, such as collaborators, licensees, suppliers, manufacturers, clinical research organizations, clinical investigators or clinical trial sites, may give rise to disputes regarding the rights and obligations of the parties. Disagreements could develop over rights to ownership or use of intellectual property, the scope and direction of research and development, the approach for regulatory approvals or commercialization strategy. We intend to conduct research programs in a range of therapeutic areas, but our pursuit of these opportunities could result in conflicts with the other parties to these agreements that may be developing or selling products or conducting other activities in the same therapeutic areas. Any disputes or commercial conflicts could lead to the termination of our agreements, delay progress of our product development programs, compromise our ability to renew agreements or obtain future agreements, lead to the loss of intellectual property rights or result in costly litigation.

We collaborate with outside scientific advisors and collaborators at academic and other institutions that assist us in our research and development efforts. Our scientific advisors and collaborators are not our employees and may have other commitments that limit their availability to us. If a conflict of interest between their work for us and their work for another entity arises, we may lose their services and have difficulty in developing relationships with alternative scientific advisors and collaborators.

We may have challenges in managing our outside contractors for product and regulatory matters.

We rely heavily upon and have relationships with outside contractors and consultants with expertise in product development, regulatory strategy, manufacturing and other matters. These parties are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of consultants and outside contractors and, except as otherwise required by our collaboration and consulting agreements, can expect only limited amounts of their time to be dedicated to our activities. If any third party with whom we have or enter into a relationship is unable or refuses to contribute to projects on which we need assistance, our ability to generate advances in our technologies and develop our product candidates could be significantly harmed.

If future clinical studies or other articles are published, or diabetes associations or other organizations announce positions that are unfavorable to our product candidates, our efforts to obtain additional capital and our ability to obtain regulatory approval for our product candidates may be negatively affected.

Future clinical studies or other articles regarding our existing product candidates or any competing products may be published that either support a claim, or are perceived to support a claim, that a competitor’s product is clinically more effective or easier to use than our product candidates or that our product candidates are not as effective or easy to use as we claim. Additionally, diabetes associations or other organizations that may be viewed as authoritative could endorse products or methods that compete with our product candidates or otherwise announce positions that are unfavorable to our product candidates. Any of these events may negatively affect our efforts to obtain additional capital and our ability to obtain regulatory approval for our product candidates, which would result in a delay in our ability to obtain revenue from sales of those product candidates.

We operate in the highly competitive medical device market and face competition from large, well-established companies with significantly more resources and, as a result, we may not be able to compete effectively.

The industry in which we operate is extremely competitive. Many companies, universities and research organizations developing competing product candidates have greater resources and significantly greater experience in financial, research and development, manufacturing, marketing, sales, distribution and regulatory matters than we have. In addition, many competitors have greater name recognition and more extensive collaborative relationships. Our competitors could commence and complete clinical testing of their product candidates, obtain regulatory approvals, and begin commercial-scale manufacturing of their products faster than we are able to for our product candidates. They could develop products that would render our product candidates and those of our collaborators obsolete and noncompetitive. Our competitors may develop more effective or more affordable products or achieve earlier patent protection or product commercialization than we do. If we are unable to compete effectively against these companies, we may not be able to commercialize our product candidates or achieve a competitive position in the market. This would adversely affect our ability to generate revenues.

The markets for glucose monitoring and drug delivery devices are particularly competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Several companies are developing or currently marketing continuous glucose monitoring products for diabetes home-use purposes that will compete directly with Symphony. To date, Abbott Laboratories, Cygnus, Inc., DexCom, Inc., and Medtronic, Inc., have received approval from the FDA for continuous glucose monitors for diabetes home-use purposes. The products originally developed and marketed by Cygnus and Abbott are no longer actively marketed. No company has received FDA approval for a device for continuous glucose monitoring in a hospital setting, but Edwards Lifesciences Corporation, Luminous Medical, Inc., Optiscan Biomedical Corp. and Glumetrics Inc. are among those companies actively developing continuous or near-continuous glucose monitoring devices for use in a hospital setting. Many of the companies developing or marketing competing glucose monitoring and drug delivery devices enjoy several competitive advantages, including:

■	affiliation with a large publicly traded company;

■	significantly greater name recognition;

■	established relationships with healthcare professionals, customers and third-party payors;

■	established distribution networks;

■	additional lines of products and the ability to offer rebates or bundle products to offer higher discounts or incentives to gain a competitive advantage;

■	greater experience in conducting research and development, manufacturing, clinical trials, obtaining regulatory approval for products and marketing approved products; and

■	greater financial and human resources for product development, sales and marketing, and patent litigation.

As a result, we may not be able to compete effectively against these companies or their products, which may adversely affect our operating results.

Technological breakthroughs in the glucose monitoring market could render Symphony obsolete.

The glucose monitoring market is subject to rapid technological change and product innovation. Symphony is based on our proprietary technology, but a number of companies and medical researchers are pursuing new technologies for the monitoring of glucose levels. FDA approval of a commercially viable continuous glucose monitor or sensor produced by one of our competitors could significantly reduce market acceptance of Symphony. Several of our competitors are in various stages of developing continuous glucose monitors or sensors, including non-invasive and invasive devices, and we are aware that the FDA has approved four of these competing products for diabetes home-use purposes. In addition, Symphony could be rendered obsolete by other technological breakthroughs in diabetes monitoring, treatment, prevention or cure.

We may have significant product liability exposure, which may harm our business and our reputation.

We may face exposure to product liability and other claims if our product candidates or processes are alleged to have caused harm. These risks are inherent in the testing, manufacturing and marketing of diagnostic and therapeutic products. Although we currently maintain product liability insurance, we may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost, if at all. Our inability to obtain product liability insurance at an acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of any products or product candidates that we develop. If we are sued for any injury caused by our products, product candidates or processes, our liability could exceed our product liability insurance coverage and our total assets. Claims against us, regardless of their merit or potential outcome, would divert management resources and may also generate negative publicity or hurt our ability to obtain physician endorsement of our products or expand our business.

Potential long-term complications resulting from our product candidates may not be revealed by our clinical experience to date.

If unanticipated long-term side effects were to result from the use of Prelude, Symphony or any other product candidates that we are developing or may develop, we could be subject to liability and our product offerings would not be widely adopted. We have limited clinical experience with repeated use of our product candidates in the same patient. We cannot assure you that long-term use would not result in unanticipated complications. Furthermore, the interim results from our current preclinical studies and clinical trials may not be indicative of the clinical results obtained when we examine the patients at later dates. It is possible that repeated use of our product candidates may result in unanticipated adverse effects.

Our inability to adequately protect our intellectual property could allow our competitors and others to produce products based on our technology, which could substantially impair our ability to compete.

Our success and ability to compete are dependent, in part, upon our ability to maintain the proprietary nature of our technologies. We rely on a combination of patent, copyright and trademark law, trade secrets and nondisclosure agreements to protect our intellectual property; however, such methods may not be adequate to protect us or permit us to gain or maintain a competitive advantage. Our patent applications may not issue as patents in a form that will be advantageous to us, or at all. Our issued patents, and those that may issue in the future, may be challenged, invalidated or circumvented, which could limit our ability to stop competitors from marketing products that are similar to our product candidates.

We may in the future need to assert claims of infringement against third parties to protect our intellectual property. The outcome of litigation to enforce our intellectual property rights in patents, copyrights, trade secrets or trademarks is highly unpredictable, could result in substantial costs and diversion of resources, and could have a material adverse effect on our financial condition and results of operations regardless of the final outcome of the litigation. In the event of an adverse judgment, a court could hold that some or all of our asserted intellectual property rights are not infringed, or are invalid or unenforceable, and could award attorney fees to the other party.

Despite our efforts to safeguard our unpatented and unregistered intellectual property rights, we may not be successful in doing so, or the steps taken by us in this regard may not be adequate to detect or deter misappropriation of our technology or to prevent an unauthorized third party from copying or otherwise obtaining and using our products, technology or other information that we regard as proprietary. Additionally, third parties may be able to design around our patents. Furthermore, the laws of foreign countries may not protect our proprietary rights to the same extent as the laws of the United States. Our inability to adequately protect our intellectual property could allow our competitors and others to produce products based on our technology, which could substantially impair our ability to compete.

We may be subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from commercializing our product candidates, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages and injunctive relief.

As is generally the case in the medical device industry in which we operate, third parties may, in the future, assert infringement or misappropriation claims against us with respect to our current product candidates or any future products that we may develop. Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain; therefore, we cannot be certain that we will not be found to have infringed the intellectual property rights of third parties or others. Our competitors may assert that they hold U.S. or foreign patents that cover our product candidates, technologies and/or the methods we employ in the use of Prelude and Symphony. This risk is exacerbated by the fact that there are numerous issued patents and pending patent applications relating to self-monitored glucose testing systems. Because patent applications may take years to issue, there may be applications now pending of which we are unaware that may later result in issued patents that our products infringe. There could also be existing patents of which we are unaware that one or more components of our system may inadvertently infringe. As the number of competitors in the market for continuous glucose monitoring and drug delivery systems grows, the possibility of inadvertent patent infringement by us or a patent infringement claim against us increases.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents were upheld as valid and enforceable and we were found to infringe, we could be prohibited from selling our product that is found to infringe unless we obtain the right to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such rights on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. Even if we are able to redesign our products to avoid an infringement claim, we may not receive FDA approval for such changes in a timely manner or at all. A court could also order us to pay compensatory damages and prejudgment interest for the infringement and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, selling or offering to sell our products, or could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

We have no experience in sales, marketing and distribution and may have to enter into agreements with third parties to perform these functions, which could prevent us from successfully commercializing our product candidates.

We currently have no sales, marketing or distribution capabilities. To eventually commercialize our product candidates, we must either develop our own sales, marketing and distribution capabilities, which will be expensive and time-consuming, or we must make arrangements with third parties to perform these services for us. If we decide to market any of our products on our own, we will have to commit significant resources to developing a marketing and sales force and supporting distribution capabilities. If we decide to enter into arrangements with third parties for performance of these services, we may find that they are not available on terms acceptable to us, or at all. If we do enter into third-party arrangements, the third parties may not be capable of successfully selling any of our products. If we are not able to establish and maintain successful arrangements with third parties or build our own sales and marketing infrastructure, we may not be able to commercialize our product candidates, which would adversely affect our business and financial condition.

Risks related to regulatory approvals and government regulation

None of our current product candidates have received regulatory approval. If we are unable to obtain regulatory approval to market one or more of our current product candidates, our business will be adversely affected.

We do not know whether regulatory agencies will grant approval for Prelude, Symphony or any of our other product candidates. Even if we complete preclinical studies and clinical trials successfully, we may not be able to obtain regulatory approval or we may not receive approval to make claims about our products that we believe to be necessary to effectively market our products.

We cannot market any product candidate until we have completed all necessary preclinical studies and clinical trials and have obtained the necessary regulatory approvals. Outside the United States, our ability to market any of our potential products is dependent upon receiving marketing approval from the appropriate regulatory authorities. These foreign regulatory approval processes include all of the risks associated with the FDA approval process described in the next risk factor below, plus additional risks. If we are unable to receive regulatory approval, we will be unable to commercialize our product candidates, and we may need to cease or curtail our operations.

The regulatory approval process is costly and lengthy and we may not be able to successfully obtain all required regulatory approvals.

The preclinical development, clinical trials, manufacturing, marketing and labeling of medical devices and specialty pharmaceuticals are all subject to extensive regulation by numerous governmental authorities and agencies in the United States and other countries. We or our collaborators must obtain regulatory approval for each of our product candidates before marketing or selling any of them. It is not possible to predict how long the approval processes of the FDA or any other applicable federal or foreign regulatory authority or agency for any of our products will take or whether any such approvals ultimately will be granted. The FDA and foreign regulatory agencies have substantial discretion in the medical device and drug approval process, and positive results in preclinical testing or early phases of clinical studies offer no assurance of success in later phases of the approval process. Generally, preclinical and clinical testing of products can take many years and require the expenditure of substantial resources, and the data obtained from these tests and trials can be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. If we encounter significant delays in the regulatory process that result in excessive costs, it may prevent us from continuing to develop our product candidates. Any delay in obtaining, or failure to obtain, approvals could adversely affect the marketing of our products and our ability to generate product revenue. The risks associated with the approval process include:

■	failure of our product candidates to meet a regulatory entity’s requirements for safety, efficacy and quality;

■	limitations on the indicated uses for which a product may be marketed;

■	unforeseen safety issues or side effects; and

■	governmental or regulatory delays and changes in regulatory requirements and guidelines.

If we are unable to successfully complete the preclinical studies or clinical trials necessary to support an application for regulatory approval from the FDA, we may be unable to commercialize our product candidates, which could impair our financial position.

Before submitting an application for regulatory approval to the FDA for our products, we or our collaborators must successfully complete preclinical studies and clinical trials that we believe will demonstrate that our product is safe and effective. Product development, including preclinical studies and clinical trials, is a long, expensive and uncertain process and is subject to delays and failure at any stage. Furthermore, the data obtained from the studies and trials may be inadequate to support approval of an application for regulatory approval, as the case may be. With respect to our medical device programs, we may in the future obtain an Investigational Device Exemption, or IDE, prior to commencing clinical trials for Symphony. FDA approval of an IDE application permitting us to conduct testing does not mean that the FDA will consider the data gathered in the trial to be sufficient to support regulatory approval, even if the trial’s intended safety and efficacy endpoints are achieved.

The commencement or completion of any of our clinical trials may be delayed or halted, or be inadequate to support regulatory approval for numerous reasons, including the following:

■	the FDA or other regulatory authorities do not approve a clinical trial protocol or a clinical trial, or place a clinical trial on hold;

■	patients do not enroll in clinical trials at the rate we expect;

■	patients do not comply with trial protocols;

■	patient follow-up is not at the rate we expect;

■	patients experience adverse side effects;

■	patients die during a clinical trial, even though their death may not be related to treatment using our product candidates;

■	institutional review boards, or IRBs, and third-party clinical investigators may delay or reject our trial protocols;

■

third-party clinical investigators decline to participate in a trial or do not perform a trial on our anticipated schedule or consistent with the investigator agreements, clinical trial protocol, good clinical practices or other FDA or IRB requirements;

■	third-party organizations do not perform data collection, monitoring and analysis in a timely or accurate manner or consistent with the clinical trial protocol or investigational or statistical plans;

■	regulatory inspections of our clinical trials or contract manufacturing facilities may, among other things, require us to undertake corrective action or suspend or terminate our clinical trials;

■	changes in governmental regulations or administrative actions;

■	the interim or final results of the clinical trial are inconclusive or unfavorable as to safety or efficacy; and

■	the FDA concludes that our trial design, conduct or results are inadequate to demonstrate safety and efficacy.

The results of preclinical studies do not necessarily predict future clinical trial results, and predecessor clinical trial results may not be repeated in subsequent clinical trials. Additionally, the FDA may disagree with our interpretation of the data from our preclinical studies and clinical trials. If the FDA concludes that the clinical trial design, conduct or results are inadequate to prove safety or efficacy, it may require us to pursue additional preclinical studies or clinical trials, which could further delay the approval of our products. If we are unable to demonstrate the safety and efficacy of our product candidates in our clinical trials, we will be unable to obtain regulatory approval to market our products. The data we collect from our current clinical trials, our preclinical studies and other clinical trials may not be sufficient to support FDA approval.

If we, our contract manufacturers or our component suppliers fail to comply with the FDA’s quality system regulations, the manufacturing and distribution of our products could be interrupted, and our operating results could suffer.

We, our contract manufacturers and our component suppliers are required to comply with the FDA’s quality system regulations, which is a complex regulatory framework that covers the procedures and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our products. The FDA enforces its quality system regulations through periodic unannounced inspections. We cannot assure you that our facilities or our contract manufacturers’ or component suppliers’ facilities would pass any future quality system inspection. If our or any of our contract manufacturers’ or component suppliers’ facilities fails a quality system inspection, the manufacturing or distribution of our product candidates could be interrupted and our operations disrupted. Failure to take adequate and timely corrective action in response to an adverse quality system inspection could force a suspension or shutdown of our packaging and labeling operations or the manufacturing operations of our contract manufacturers, or a recall of our products. If any of these events occurs, we may not be able to provide our clinical investigational sites and our customers with the products they require on a timely basis, our reputation could be harmed and we could lose customers, any or all of which may have a material adverse effect on our business, financial condition and results of operations.

Our products could be subject to recalls even if we receive FDA clearance or approval, which would harm our reputation, business and financial results.

The FDA and similar governmental bodies in other countries have the authority to require the recall of our products if we or our contract manufacturers fail to comply with relevant regulations pertaining to manufacturing practices, labeling, advertising or promotional activities, or if new information is obtained concerning the safety or efficacy of these products. A government-mandated recall could occur if the FDA finds that there is a reasonable probability that the device would cause serious, adverse health consequences or death. A voluntary recall by us could occur as a result of manufacturing defects, labeling deficiencies, packaging defects or other failures to comply with applicable regulations. Any recall would divert management attention and financial resources, harm our reputation with customers and adversely affect our business, financial condition and results of operations.

We conduct business in a heavily regulated industry, and if we fail to comply with applicable laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.

The healthcare and related industries are subject to extensive federal, state, local and foreign laws and regulations, including those relating to:

■	billing for services;

■	financial relationships with physicians and other referral sources;

■	inducements and courtesies given to physicians and other health care providers and patients;

■	labeling products;

■	quality of medical equipment and services;

■	confidentiality, maintenance and security issues associated with medical records and individually identifiable health information;

■	medical device reporting;

■	false claims; and

■	professional licensure.

These laws and regulations are extremely complex and, in some cases, still evolving. In many instances, the industry does not have the benefit of significant regulatory or judicial interpretation of these laws and regulations. If our operations are found to be in violation of any of the laws and regulations that govern our activities, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines or curtailment of our operations. The risk of being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s time and attention from the operation of our business.

In addition, healthcare laws and regulations may change significantly in the future. Any new healthcare laws or regulations may adversely affect our business. A review of our business by courts or regulatory authorities may result in a determination that could adversely affect our operations. Also, the healthcare regulatory environment may change in a way that restricts or adversely impacts our operations.

We are not aware of any governmental healthcare investigations involving our executives or us; however, any future healthcare investigations of our executives, our managers or us could result in significant liabilities or penalties to us, as well as adverse publicity.

If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.

There are a number of federal and state laws protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. In particular, the U.S. Department of Health and Human Services promulgated patient privacy rules under the Health Insurance Portability and Accountability Act of 1996, or HIPAA. These privacy rules protect medical records and other personal health information by limiting their use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information and limiting most use and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose. If we are found to be in violation of the privacy rules under HIPAA, we could be subject to civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

We may be subject to fines, penalties and injunctions if we are determined to be promoting the use of our products for unapproved off-label uses.

If the FDA determines that our promotional materials or training constitutes promotion of an unapproved use, the FDA could request that we modify our training or promotional materials or subject us to regulatory enforcement actions, including the issuance of a warning letter, injunction, seizure, civil fine and criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider promotional or training materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

Compliance with regulations relating to public company corporate governance matters and reporting is time-consuming and expensive.

The laws and regulations affecting public companies, including the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules adopted or proposed by the SEC, have resulted, and may in the future result, in increased costs to us as we evaluate the implications of any new rules and regulations and respond to new requirements under such rules and regulations. We are required to comply with many of these rules and regulations, and will be required to comply with additional rules and regulations in the future. As a pre-commercialization stage company with limited capital and personnel, we will need to divert management’s time and attention away from our business in order to ensure compliance with these regulatory requirements.

Additional risks related to this offering

There is no public market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the NASDAQ Capital Market. Without an active market, the liquidity of the warrants will be limited.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock and the value of the warrants to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per unit being offered is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $2.25 per unit, if you purchase units in this offering, you will suffer immediate and substantial dilution of $2.106 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase units in this offering.

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

■	the submission and timing of applications for regulatory approvals;

■	our ability to obtain and maintain regulatory approvals for our product candidates;

■	our ability to achieve commercial acceptance of our product candidates if approved for commercial sale;

■	the development of our product candidates;

■	the success and timing of our preclinical studies and clinical trials, and the commencement of future clinical trials;

■	the timing of release of clinical data;

■	the market opportunities for our product candidates;

■	the establishment, maintenance and development of collaborative, licensing and other similar arrangements;

■	the terms and timing of any collaborative, licensing and other similar arrangements, including the timing of potential milestone payments;

■	our ability to identify new potential product candidates;

■	our ability to obtain and maintain intellectual property protection for our product candidates;

■	the use of proceeds from this offering;

■	our projected revenues, operating expenses and use of cash in operations; and

■	our liquidity.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, and while we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the section captioned “Risk Factors” beginning on page S-4 of this prospectus supplement. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read carefully this prospectus supplement and the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference as described under the heading “Information Incorporated by Reference” in this prospectus supplement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Use of Proceeds

Assuming the sale of all of the units offered hereby, we estimate that the net proceeds from the sale of the units that we are offering will be approximately $5.35 million, based on the public offering price of $2.25 per unit and after deducting the estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering.

We intend to use the net proceeds from this offering for general corporate purposes, including clinical trial expenses, other research and development expenses, and general and administrative expenses. The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds.

Until we apply the proceeds from the sale of the securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, money market accounts, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations or other short-term investments.

Dilution

Our net tangible book value as of September 30, 2011 was approximately $34,350, or $0.001 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2011. Dilution in net tangible book value per share represents the difference between the amount per unit paid by purchasers of units in this offering and the net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the sale of 2,400,000 units in this offering at the public offering price of $2.25 per unit and after deducting the estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering, our as adjusted net tangible book value as of September 30, 2011 would have been approximately $5.384 million, or $0.144 per share. This represents an immediate increase in net tangible book value of $0.143 per share to existing stockholders and immediate dilution in net tangible book value of $2.106 per share to investors purchasing units in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per unit		$2.25
Net tangible book value per share as of September 30, 2011	$0.001
Increase in net tangible book value per share attributable to new investors purchasing units in this offering	0.143

As adjusted net tangible book value per share after this offering		0.144

Dilution per share to new investors purchasing units in this offering		$2.106

The number of shares of our common stock to be outstanding immediately after this offering is based on 34,967,452 shares outstanding as of December 1, 2011, which does not include the 960,000 shares of common stock issuable upon exercise of the warrants offered by us pursuant to this offering, and also excludes as of that date:

■

3,415,104 shares of our common stock issuable upon the exercise of stock options outstanding under our equity incentive and stock option plans, having a weighted-average exercise price of approximately $1.66 per share;

■	10,647,302 shares of our common stock issuable upon exercise of warrants, having a weighted-average exercise price of $1.82 per share;

■	9,754,995 shares of our common stock issuable upon conversion of our outstanding preferred stock; and

■	an aggregate of 1,397,750 shares of common stock reserved for future issuance under our 2003 Stock Option and Incentive Plan and our 2008 Equity Compensation Plan.

To the extent that outstanding options or warrants are exercised or preferred stock is converted to common stock, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Description of the Securities We Are Offering

In this offering, we are offering up to 2,400,000 units, consisting of an aggregate of 2,400,000 shares of common stock and warrants to purchase an aggregate of 960,000 shares of common stock. Each unit consists of one share of common stock and a warrant to purchase 0.4 of a share of common stock at an exercise price of $3.00 per share. Units will not be issued or certificated. The shares of common stock and the warrants are immediately separable and will be issued separately. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the offered warrants.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Our Capital Stock” beginning on page 8 of the accompanying prospectus.

Warrants

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Form. The warrants will be issued as individual warrant agreements to the investors. You should review a copy of the form of warrant, which we will file with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering, for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants are exercisable beginning on the six-month anniversary of their original issuance and at any time up to the date that is three years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available for the issuance of such shares or an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $3.00 per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not plan on applying to list the warrants on the NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Plan of Distribution

We will enter into a purchase agreement with each purchaser of the units we are offering under this prospectus supplement. Under each purchase agreement, the purchaser will agree to purchase a specified number of units, and we will agree to sell the units to the purchaser. The price per unit to all purchasers is $2.25. We are offering up to 2,400,000 units. The closing of the sale of units under this prospectus is not conditioned upon the sale of a minimum number of units.

We expect that the closing of the sale of the units under this prospectus supplement will take place on or about December 7, 2011, at which time the shares of common stock included in the units will be delivered to the investor in book-entry form through The Depository Trust Company, New York, New York and certificates representing the warrants included in the units will be delivered directly to the purchasers. We are not using any placement agent or underwriter in connection with this offering.

The expenses directly related to this offering are estimated to be $50,000 and will be paid by us. Expenses of the offering include our legal and accounting fees, printing expenses, transfer agent fees and miscellaneous fees and costs related to the offering.

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “ECTE.” We do not intend to list the warrants on the NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Legal Matters

Certain legal matters with respect to the validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Drinker Biddle & Reath LLP, Chicago, Illinois.

Experts

The consolidated financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from the Echo Therapeutics, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2010 have been audited by Wolf & Company, P.C., an independent registered accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

We filed a registration statement on Form S-3 on August 1, 2011 and amended it on October 18, 2011. The registration statement was declared effective by the SEC on October 28, 2011 and registers the offer and sale of the securities described in this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of that registration statement. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement or the exhibits to the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to exhibits that are part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of that contract, agreement or other document.

Information Incorporated by Reference

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information.

We incorporate by reference the documents listed below and any other future filings, other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items, that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the sale of the securities covered by this prospectus supplement:

■	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed on March 18, 2011;

■

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, which were filed on May 13, 2010, August 12, 2011 and November 8, 2011, respectively;

■

our Current Reports on Form 8-K filed on January 5, 2011, January 11, 2011, February 14, 2011, March 23, 2011, May 20, 2011, June 15, 2011, June 30, 2011, July 18, 2011, November 1, 2011 and November 18, 2011;

■	our definitive proxy statement relating to our 2011 annual meeting of stockholders, which was filed on May 2, 2011, and definitive additional materials filed on June 3, 2011; and

■

the description of our common stock set forth in our registration statement on Form 8-A filed on June 28, 2011, including any and all amendments and reports filed for the purpose of updating that description.

You may request a copy of any of these documents from us without charge, excluding certain exhibits to the documents, by writing or telephoning us at the following address:

ECHO THERAPEUTICS, INC.

8 Penn Center

1628 JFK Blvd., Suite 300

Philadelphia, PA 19103

Telephone: (215) 717-4104

Attention: Investor Relations

Documents may also be available on our website at www.echotx.com. We do not intend our website address to be an active link and information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein).

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

Offered by

ECHO THERAPEUTICS, INC.

653,536 shares of Common Stock Offered by Selling Stockholders

We may, from time to time, offer, issue and sell, together or separately, shares of common stock, shares of preferred stock, warrants to purchase common stock or preferred stock, or units consisting of two or more classes of securities registered hereunder. We may also offer securities as may be issuable upon conversion or exercise of any securities offered hereunder, including any under applicable antidilution provisions. We will provide you with the specific terms and the public offering prices of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on The NASDAQ Capital Market under the symbol “ECTE.” None of the other securities that may be offered by us pursuant to this prospectus are listed on an exchange.

In addition, this is a resale prospectus for the sale by the selling stockholders listed herein of 653,536 shares of our common stock, including shares issuable upon the conversion or exercise of outstanding preferred stock, options or warrants to purchase common stock held by the selling stockholders. The selling stockholders may offer the shares through public or private transactions, on or off The NASDAQ Capital Market, at prevailing market prices or at privately negotiated prices. See “Plan of Distribution”.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of any shares by the selling stockholders, but we have agreed to bear certain expenses of registering the sale of the shares under federal and state securities laws. See “Selling Stockholders” and “Plan of Distribution.”

You should carefully consider the risk factors included and incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, under a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time, up to an aggregate initial offering amount of $75,000,000. This prospectus provides you with a general description of the securities that may be offered by us hereunder. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. In addition, the selling stockholders named under the heading “Selling Stockholders” may sell certain of the securities described in this prospectus from time to time in one or more offerings. Any prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

A prospectus supplement will describe: the terms of the securities offered by us, any initial public offering price for the securities, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities. For more detail on the terms of the securities offered hereby, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus we use the terms “Echo”, the “Company”, “we”, “us”, and “our” to refer to Echo Therapeutics, Inc. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

We filed a registration statement on Form S-3 to register with the SEC the offer and sale of the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

2.	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011;

3.	Current Reports on Form 8-K filed on January 5, 2011, January 11, 2011, February 14, 2011, March 23, 2011, May 20, 2011, June 15, 2011, June 30, 2011, and July 18, 2011; and

4.	The description of our common stock set forth in our registration statement on Form 8-A filed on June 28, 2011, including any and all amendments and reports filed for the purpose of updating that description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after (i) the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) the date of this prospectus until we have terminated the offering. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may request a copy of any of these documents from us without charge, excluding certain exhibits to the documents, by writing or telephoning us at the following address:

ECHO THERAPEUTICS, INC.

8 Penn Center

1628 JFK Blvd., Suite 300

Philadelphia, PA 19103

Telephone: (215) 717-4104

Attention: Investor Relations

Documents may also be available on our website at www.echotx.com. We do not intend our website address to be an active link and information contained on our website does not constitute a part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein).

THE COMPANY

We are a transdermal medical device company with significant expertise in advanced skin permeation technology. We are developing our Prelude™ SkinPrep System (“Prelude”) to allow for painless and significantly enhanced skin permeation that will enable both needle-free drug delivery and analyte extraction. Utilizing this technology, we are developing our needle-free Symphony™ tCGM System (“Symphony”) as a non-invasive, wireless, transdermal continuous glucose monitoring (“tCGM”) system for use in hospital critical care units and for people with diabetes.

We are also developing Prelude as a platform technology for enhanced skin permeation for delivery of topical pharmaceuticals as well as for a wide range of transdermal reformulations of specialty pharmaceutical products previously approved by the United States Food and Drug Administration (“FDA”). Prelude incorporates a patented, dynamic feedback control mechanism designed to enable optimal skin permeation control. We believe that Prelude will allow for precise, highly effective and painless skin permeation prior to analyte extraction or topical drug delivery.

Leveraging the patented, core skin permeation technology found in Prelude, we are developing Symphony as a non-invasive, wireless, monitoring and trending system for use in hospital critical care units and for people with diabetes. Symphony includes Prelude for needle-free skin permeation as well as our patented, non-invasive, continuous transdermal glucose biosensor.

With Symphony, we are initially focused on the hospital critical care setting with technology designed to assist clinical professionals, improve patient compliance and achieve better overall glucose control in critically ill patients. All existing FDA-approved continuous glucose monitoring (“CGM”) systems are presently not approved for clinical settings and are needle-based, requiring insertion of a glucose sensor into the patient’s skin, which may give rise to risks of infection, inflammation or bleeding at the insertion site. Symphony does not give rise to the risks associated with needle-based CGM systems because it does not require insertion (via a needle) of its glucose sensor.

Our principal executive offices are located at 8 Penn Center, 1628 JFK Blvd., Suite 300, Philadelphia, PA 19103. Our telephone number is (215) 717-4100. The company was incorporated in Delaware in 2007.

FORWARD–LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include all statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations. Words such as “expect,” “likely”, “outlook,” “forecast,” “would,” “could,” “should,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, known or unknown to us, including, but not limited to, those described or incorporated in this prospectus and the applicable prospectus supplement, including those risks described in Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumptions or otherwise.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the securities we sell pursuant to this prospectus will be used for general corporate purposes. Until we apply the proceeds from the sale of the securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, money market accounts, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations or other short-term investments.

We will not receive any of the proceeds from the sale by the selling stockholders of shares of common stock.

GENERAL DESCRIPTION OF SECURITIES

We may from time to time offer under this prospectus shares of common stock, shares of preferred stock, warrants to purchase common stock or preferred stock, or units consisting of two or more of the securities registered hereunder. The selling stockholders may from time to time offer under this prospectus shares of common stock beneficially owned by them. The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by us or the selling stockholders under any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of our capital stock. The terms of our Amended and Restated Certificate of Incorporation and By-Laws are more detailed than the general information provided below. You should read our Amended and Restated Certificate of Incorporation and By-Laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

We are authorized to issue a total of 140,000,000 shares of our capital stock, par value $0.01. Of the authorized amount, 100,000,000 of the shares are designated as common stock and 40,000,000 of the shares are designated as preferred stock. Of the shares of preferred stock, 40,000 of the shares have been designated as Perpetual Redeemable Preferred, Series B (“Series B Preferred”), 10,000 of the shares have been designated as Convertible Preferred, Series C (“Series C Preferred”), and 3,600,000 of the shares have been designated as Convertible Preferred, Series D (“Series D Preferred”).

As of October 10, 2011, there were 34,846,452 shares of common stock issued and outstanding, 163.7182 shares of Series B Preferred issued and outstanding, 4,918.1 shares of Series C Preferred issued and outstanding, and 3,506,000 shares of Series D Preferred issued and outstanding.

Description of Common Stock

Voting Rights. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock vote together with holders of preferred stock as a single class, subject to any special or preferential voting rights of any then outstanding preferred stock.

Dividends and Distributions. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available therefor as our board of directors may from time to time determine.

Liquidation Rights. Upon liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock.

Other Rights. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Description of Preferred Stock

General. Under our Amended and Restated Certificate of Incorporation, our board of directors is authorized, without further shareholder action, to provide for the issuance of shares of preferred stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions adopted by our board of directors to create such series. We may amend from time to time our Certificate of Incorporation and By-Laws to increase the number of authorized shares of common stock or shares of preferred stock or to make other changes or additions.

We will establish the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series, including:

■	the title and stated value;

■	the number of shares we are offering;

■	the liquidation preference per share;

■	the purchase price;

■	the dividend rate, period and payment date and method of calculation for dividends, if any;

■	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

■	the procedures for any auction and remarketing, if any;

■	the provisions for a sinking fund, if any;

■	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

■	any listing of the preferred stock on any securities exchange or market;

■	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

■	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

■	voting rights, if any, of the preferred stock;

■	preemptive rights, if any;

■	restrictions on transfer, sale or other assignment, if any;

■	whether interests in the preferred stock will be represented by depositary shares;

■	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

■	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

■

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

■	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Description of Outstanding Series B Preferred Stock

Voting Rights. The holders of Series B Preferred have no voting power whatsoever, except as described below or required by the Delaware General Corporation Law (the “DGCL”). To the extent that under the DGCL holders of the Series B Preferred are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred is entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the conversion price is calculated. Except as set forth below, to the extent that under the DGCL the vote of the holders of the Series B Preferred, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the vote of the holders of at least a majority of the then outstanding shares of the Series B Preferred shall constitute the approval of such action by the class.

So long as any shares of Series B Preferred are outstanding, the Company may not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval of the holders of at least 67% of the Series B Preferred:

■	alter or change the rights, preferences or privileges of the Series B Preferred, or increase the authorized number of shares of Series B Preferred;

■	increase the par value of the Common Stock;

■	enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions;

■

sell all or substantially all of the assets of the Company unless, as a condition thereof and in connection therewith, all of the Series B Preferred is redeemed in full, together with accrued and unpaid dividends thereon;

■

merge the Company with or into another entity unless as a condition thereof and in connection therewith, all of the Series B Preferred is redeemed in full, together with accrued and unpaid dividends thereon; or

■	cause or authorize any subsidiary of the Company to engage in any of the foregoing actions.

In addition, so long as 25% of the shares of Series B Preferred are outstanding, the Company shall not, and shall not permit any subsidiary of the Company to, create, issue or permit to exist any subsequently-issued securities of equal rank or senior to the Series B Preferred, or enter into any agreement, commitment, understanding or other arrangement to create or issue any such securities or indebtedness, without first obtaining the approval of the holders of at least 67% of the Series B Preferred. For the purposes of the Series B Preferred, “indebtedness” means (i) any liabilities for borrowed money for amounts owed in excess of $250,000, (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (iii) the present value of any lease payments in excess of $1,000,000 due under leases required to be capitalized in accordance with GAAP and (iv) any liabilities for trade accounts payable incurred in the ordinary course of business in excess of an aggregate $2,500,000, provided, that to the extent that trade accounts payable exceed $1,500,000, the Company is not permitted to pay any cash bonus to any employee of the Company or any subsidiary thereof.

Dividends and Distributions. The holders of shares of Series B Preferred are entitled to receive dividends at a stated rate out of the assets of the Company legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock or any other class or series of capital stock of the Company designated to be junior to the Series B Preferred with respect to the payment of dividends. The initial dividend rate was 8% per annum, which rate increased to a rate of 10% per annum on the 12 month anniversary of the issuance date and increased further to 12% per annum on the 18 month anniversary of the issuance date. The Company has the option, in its sole discretion, to pay such dividends in (i) cash or (ii) in-kind in the form of additional Series B Preferred with a total face value equal to such dividend payment. Such dividends are payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on January 1, 2010.

Liquidation Rights. Upon liquidation, dissolution or winding up of the Company, holders of the Series B Preferred will be entitled to receive (subject to the rights of any securities designated as senior to the Series B Preferred) a liquidation preference equal to the face value thereof plus any accrued but unpaid dividends thereon. The holders of the Series B Preferred are not entitled to participate in any liquidating distribution beyond the payment of this liquidation preference.

Redemption Rights. The Company is obligated to redeem the Series B Preferred within 2 business days following the occurrence of any of the events set forth below:

■

in the event that the Company completes an equity or equity linked financing with gross proceeds of $8 million or greater, the Company must redeem 100% of the outstanding Series B Preferred, including all accrued and unpaid dividends thereon;

■

in the event that the Company completes an equity or equity linked financing with gross proceeds of $5 million or greater, the Company must redeem an amount of Series B Preferred equal to 50% of the original amount of the originally issued outstanding Series B Preferred, including all accrued and unpaid dividends thereon;

■

in the event that the Company completes an equity or equity linked financing with gross proceeds of less than $5 million, the Company must use 20% of the gross proceeds of such financing to redeem outstanding Series B Preferred, including all accrued and unpaid dividends thereon, on a pro rata basis;

■

in the event that the Company receives proceeds from any licensing, partnership or similar agreement(s) or any milestone payments resulting from such licensing, partnering or similar agreement(s), the Company must use 20% of the gross proceeds to redeem outstanding Series B Preferred Stock, including all accrued and unpaid dividends thereon, on a pro rata basis; and

■

in the event that the Company completes a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties or assets to any other person, the Company must use the gross proceeds of such transaction to redeem the outstanding Series B Preferred, including all accrued and unpaid dividends thereon to the date of redemption.

In each case, the redemption price per share shall be equal to the sum of the face value of the Series B Preferred and the accrued and unpaid dividends thereon, whether or not declared, to the redemption date.

The Company, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series B Preferred at the time outstanding, upon duly given notice, at a redemption price per share equal to the sum of the face value of the Series B Preferred and the accrued and unpaid dividends thereon, whether or not declared, to the redemption date.

Ranking. The Series B Preferred ranks pari passu with the Series D Preferred and senior to all other outstanding classes of stock of the Company.

Description of Outstanding Series C Preferred Stock

Voting Rights. Except as noted below, the holders of Series C Preferred Stock have no voting rights. The Common Stock into which the Series C Preferred Stock is convertible will, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

So long as any shares of Series C Preferred are outstanding, the Company may not take any of the following corporate actions without first obtaining the approval of the holders of at least 67% of the Series C Preferred:

■	amend, alter or repeal the provisions of the Series C Preferred so as to adversely affect any right, preference, privilege or voting power of the Series C Preferred; or

■

effect any distribution with respect to Junior Stock except that the Company may effect a distribution on the Common stock if the Company makes a like kind distribution on each share, or fraction of a share, of Series C Preferred Stock in an amount equal to the distribution on one share of Common Stock multiplied by the number of shares of Common Stock into which such one share, or such fraction of a share, of Series C Preferred Stock can be converted at the time of such distribution.

Dividends and Distributions. Upon the declaration of any dividend for holders of Common Stock, the holders of Series C Preferred shall be entitled to receive, out of any assets at the time legally available therefor, an amount equal to any dividend declared on one share of Common Stock multiplied by the number of shares of Common Stock into which such share, or such fraction of a share, of Series C Preferred could be converted on the record date of such dividend.

Liquidation Rights. Upon liquidation, dissolution or winding up of the Company, holders of the Series C Preferred will be entitled to receive (subject to the rights of any securities designated as senior to the Series C Preferred) a liquidation preference in an amount equal to the total amount available for distribution to holders of all the Company’s outstanding Common Stock before deduction of any preference payments for the Series C Preferred Stock, divided by the total of (i) all of the then outstanding shares of the Company’s Common Stock, plus (ii) all of the shares of the Company’s Common Stock into which all of the outstanding shares of the Series C Preferred are convertible, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class of stock that ranks junior to the Series C Preferred.

A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, or other acquisition type transaction will be, at the election of a majority of the holders of the Series C Preferred, deemed to be a liquidation, dissolution, or winding up for purposes of the Series C Preferred. In the event of the merger or consolidation of the Company with or into another corporation that is not treated as a liquidation, the Series C Preferred Stock will maintain its relative powers, designations and preferences, and no merger shall result inconsistent therewith.

Conversion Rights. At any time following the issuance of the Series C Preferred, the holder of any such shares of Series C Preferred may, at such holder’s option, subject to the limitations set forth herein, elect to convert all or any portion of the shares of Series C Preferred held by such person into a number of fully paid and nonassessable shares of Common Stock at a conversion rate of 1,000 shares of Common Stock for each share of Series C Preferred (subject to adjustments for (i) stock splits and combinations, (ii) certain dividends and distributions, (iii) reclassifications, exchanges or substitution, or (iv) reorganization, merger, consolidation or sale of assets). At no time may a holder of shares of Series C Preferred convert shares of Series C Preferred if the number of shares of

Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock that would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of all of the Common Stock outstanding at the time, provided however that a holder may, upon providing sixty-one days’ prior written notice to the Company, waive this restriction upon conversion with respect to the shares of Series C Preferred specified in the waiver notice.

Ranking and Other Rights. The Series C Preferred ranks junior to the Series B Preferred and Series D Preferred, and senior to the Common Stock of the Company. Holders of Series C Preferred have no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Series C Preferred.

Description of Outstanding Series D Preferred Stock

Voting Rights. Except as noted below, the holders of the Series D Preferred Stock have no voting rights. The Common Stock into which the Series D Preferred Stock is convertible will, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

An affirmative vote of at least two thirds of the outstanding shares of the Series D Preferred Stock is required to permit the Company to do any of the following:

■	alter or change the rights, preferences or privileges of the Series D Preferred Stock;

■	increase the authorized number of shares of Series D Preferred Stock;

■

create or incur any debt in excess of $250,000 (other than trade payables and accrued expenses incurred in the ordinary course of business in an amount not to exceed $2,500,000 and purchase money indebtedness secured only by the equipment so financed);

■	issue any class of Preferred Stock that is on a parity with or is senior to the Series D Preferred Stock; or

■	enter into any agreement, commitment, understanding or other arrangement or execute and/or deliver any document or instrument to take any of the foregoing actions.

Dividends and Distributions. The holders of shares of the Series D Preferred Stock are not entitled to receive dividends.

Liquidation Rights. Upon liquidation, dissolution or winding up of the Company, holders of the Series D Preferred will be entitled to receive (subject to the rights of any securities designated as senior to the Series D Preferred) a liquidation preference in an amount equal to $1 per share (as adjusted for splits, combinations and the like of the Series D Preferred), which is the stated value of the Series D Preferred (the “Liquidation Preference Amount”), before any payment may be made or any assets distributed to the holders of the Common Stock or any other class of stock that ranks junior to the Series D Preferred.

A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, or other acquisition type transaction will be, at the election of a majority of the holders of the Series D Preferred, deemed to be a liquidation, dissolution, or winding up for purposes of the Series D Preferred. In the event of the merger or consolidation of the Company with or into another corporation that is not treated as a liquidation, the Series D Preferred Stock will maintain its relative powers, designations and preferences, and no merger shall result inconsistent therewith.

Conversion Rights. At any time following the issuance of the Series D Preferred, the holder of any such shares of Series D Preferred may, at such holder’s option, subject to the limitations set forth herein, elect to convert all or any portion of the shares of Series D Preferred held by such person into shares of Common Stock at a price per share of $1 (subject to adjustments for (i) stock splits and combinations, (ii) certain dividends and distributions, (iii) reclassifications, exchanges or substitution, or (iv) reorganization, merger, consolidation or sale of assets). At no time may a holder of shares of Series D Preferred convert shares of Series D Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock that would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at the time, provider however that a holder may, upon providing sixty-one days’ prior written notice to the Company, waive this restriction upon conversion with respect to the shares of Series D Preferred specified in the waiver notice. Furthermore, at no time may a holder of shares of Series D Preferred convert shares of the Series D Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock that would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules therunder) more than 9.99% of all of the Common Stock outstanding at the time, provided however that a holder may, upon providing sixty-one days’ prior written notice to the Company, waive this restriction with respect to the shares of Series D Preferred specified in the waiver notice.

Ranking and Other Rights. The Series D Preferred ranks pari passu with the Series B Preferred and senior to the Series C Preferred and the Common Stock of the Company. Holders of Series D Preferred have no preemptive or other subscription rights.

Anti-takeover Provisions

Classified Board

Our Amended and Restated Certificate of Incorporation provides for a board of directors comprised of three classes with each class serving a three-year term beginning and ending in different years than those of the other two classes. Except as needed to fill vacancies on the board of directors, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors.

The division of our board of directors into three classes with staggered three-year terms may have the effect of deterring hostile takeovers or delaying changes in our control or management. This provision is intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us; however, such a provision could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

■	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

■

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

■

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

■	any merger or consolidation involving the corporation and the interested stockholder;

■	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

■	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

■

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

■	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services, 161 North Concord Exchange, South St. Paul, MN 55075.

DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK OR PREFERRED STOCK

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase shares of our common stock or our preferred stock. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

■	the title of the warrants;

■	the aggregate number of the warrants;

■	the price or prices at which the warrants will be issued;

■	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

■	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

■	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

■	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

■	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;

■	if applicable, the date on and after which the warrants and other securities will be separately transferable;

■	information with respect to book-entry procedures, if any;

■	if applicable, a discussion of certain material United States federal income tax considerations;

■	the procedures and conditions relating to the exercise of the warrants; and

■	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our common stock, certain provisions may allow or require the exercise price payable and/or the number of shares of common stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock; and any other events described in the prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, warrants or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

■	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

■	the terms of any unit agreement governing the units;

■	if applicable, a discussion of certain United States federal income tax considerations; and

■	the provisions for the payment, settlement, transfer or exchange of the units.

SELLING STOCKHOLDERS

We are registering for sale up to 653,536 shares of common stock, including shares that may be acquired upon conversion or exercise of preferred stock, options or warrants, owned by the selling stockholders named below. The selling stockholders may from time to time offer and sell under this prospectus or a supplement hereto any or all of these shares.

The following table sets forth information, based upon our knowledge and information from the selling stockholders, as of October 11, 2011, with respect to the selling stockholders and the number of shares beneficially owned by each selling stockholder before the offering and that may be offered using this prospectus. We cannot estimate the number of shares the selling stockholders will beneficially own after the completion of this offering because they may sell all or a portion of the shares offered by this prospectus. We have assumed for purposes of this table that none of the shares offered by this prospectus will be beneficially owned by the selling stockholders after the completion of this offering.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Unless otherwise indicated below, to our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the person named below. Except as may be noted, none of the selling stockholders have had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years.

	BEFORE THE OFFERING			AFTER THE OFFERING
NAME	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF CLASS	NUMBER OF SHARES OFFERED	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF CLASS
Legend Merchant Group, Inc. (1)	19,332	*	19,332	0	0%
Craig A. Pierson (2)	32,853	*	32,853	0	0%
Matthew Waxelbaum (3)	1,351	*	1,351	0	0%
Patrick T. Mooney, M.D. (4)	2,200,907	6.23%	200,000	2,000,907	5.66%
Platinum Partners Liquid Opportunity Master Fund LP (5)	1,830,163	4.99%	400,000	1,600,000	4.34%

Total	4,084,606	10.97%	653,536	3,600,907	9.63%

*	Less than 1.0%, based on 34,846,452 shares outstanding on October 10, 2011.

(1)

Legend Merchant Group, Inc. (“Legend Merchant”), is a registered broker-dealer and is deemed to be an underwriter. Legend Merchant acquired the securities as compensation for investment banking services provided to the Company in the ordinary course of business and without a view to distribution. The shares beneficially owned by Legend Merchant are issuable upon the exercise of warrants owned by Legend Merchant.

(2)

Mr. Pierson has served as a placement agent and advisor to the Company during the past three years. Mr. Pierson may be deemed to be an affiliate of Legend Merchant, a registered broker-dealer. To our knowledge, Mr. Pierson acquired the shares being registered for resale in the ordinary course of business and, at the time of such acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. The shares beneficially owned by Mr. Pierson are issuable upon the exercise of warrants owned by Mr. Pierson.

(3)

Mr. Waxelbaum may be deemed to be an affiliate of Legend Merchant, a registered broker-dealer. To our knowledge, Mr. Waxelbaum acquired the shares being registered for resale in the ordinary course of business and, at the time of such acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. The shares beneficially owned by Mr. Waxelbaum are issuable upon the exercise of warrants owned by Mr. Waxelbaum.

(4)

Dr. Mooney is the Company’s Chairman of the Board of Directors and its Chief Executive Officer and President. The shares beneficially owned by Dr. Mooney consist of (i) 500,000 shares that may be acquired within sixty days upon the exercise of stock options, (ii) 1,350,907 vested shares of outstanding common stock and (iii) 350,000 shares that vest upon the first to occur of (a) FDA approval of Symphony or (b) the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding capital stock of the Company in exchange for liquid proceeds, which are defined as (1) cash, (2) securities which can be sold immediately on the New York Stock Exchange (“NYSE”) or NASDAQ, (3) securities which are or will be registered such that they can be sold upon on NYSE or NASDAQ upon termination of a lock-up period not to exceed one hundred eighty days or (4) a combination of cash and the foregoing securities.

(5)

Platinum Partners Liquid Opportunity Master Fund LP (“Liquid Opportunity”) holds 1,000,000 shares of Series D Preferred, which are convertible into Common Stock on a one-for-one basis, and warrants to purchase an aggregate of 1,000,000 shares of Common Stock. The terms of the Series D Preferred and warrants held by Liquid Opportunity effectively limit the aggregate number of shares issuable within the next 60 days upon conversion of the Series D Preferred and exercise of the warrants to 4.99% of the outstanding Common Stock (calculated after taking into effect the issuance of such Common Stock), which is currently 1,830,163 shares. Mark Nordlicht ultimately controls the voting and disposition of, and accordingly is deemed to be the ultimate beneficial owner of, the shares held by Liquid Opportunity. In addition to the shares of Common Stock beneficially owned by Liquid Opportunity, Mr. Nordlicht is deemed to beneficially own Common Stock held by or issuable within sixty days to Platinum Long Term Capital Growth VII, LLC (“PLTGVII”), Platinum-Montaur Life Sciences, LLC (“PMLS”) and Platinum Partners Value Arbitrage Fund, L.P. (“PPVAF”). PLTGVII holds: 3,113.084 shares of Series C Preferred, which are convertible into Common Stock on a 1,000-for-one basis, and warrants to purchase an aggregate of 1,200,085 shares of Common Stock. The terms of the Series C Preferred held by PLTGVII effectively limit the number of shares of Common Stock issuable upon conversion of the Series C Preferred such that the number of shares of Common Stock issuable to PLTGVII upon conversion of the Series C Preferred within the next sixty days will not cause the number of shares of Common Stock beneficially owned by PLTGVII to exceed 9.99% of the outstanding Common Stock (calculated after taking into effect the conversion). PMLS holds: 1,805.016 shares of Series C Preferred, which are convertible into Common Stock on a 1,000-for-one basis, 2,006,000 shares of Series D Preferred, which are convertible into Common Stock on a one-for-one basis, and warrants to purchase an aggregate of 2,856,000 shares of Common Stock. The terms of the Series C Preferred held by PMLS effectively limit the number of shares of Common Stock issuable upon conversion of the Series C Preferred such that the number of shares of Common Stock issuable to PMLS upon conversion of the Series C Preferred within the next sixty days will not cause the number of shares of Common Stock beneficially owned by PMLS to exceed 9.99% of the outstanding Common Stock (calculated after taking into effect the conversion). The terms of the Series D Preferred held by PMLS effectively limit the number of shares of Common Stock issuable upon conversion of the Series D Preferred such that the number of shares of Common Stock issuable to PMLS upon conversion of the Series D Preferred within the next sixty days will not cause the number of shares of Common Stock beneficially owned by PMLS to exceed 4.99% of the outstanding Common Stock (calculated after taking into effect the conversion). PPVAF beneficially owns 877,532 outstanding shares of Common Stock, which represent 2.52% of the outstanding Common Stock. Liquid Opportunity disclaims beneficial ownership of all Common Stock beneficially owned by PLTGVII, PMLS and PPVAF.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered through this prospectus in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or the selling stockholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. Any applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or the selling stockholders, or by agents designated by us or the selling stockholders, from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling stockholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed an underwriter, as the term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us or the selling stockholders and the sale thereof may be made by us or the selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in any applicable prospectus supplement, we or the selling stockholders may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us or the selling stockholders to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or the selling stockholders. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us or the selling stockholders may arrange for other broker-dealers to participate in the resales.

Each series of preferred stock, warrants or units will be a new issue and will have no established trading market. We may elect to list any series of these securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on a stock exchange, in the over-the-counter market or otherwise.

The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholder can presently estimate the amount of such compensation. Because a selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the applicable exchange or automated quotation system pursuant to Rule 153 under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving shares against certain liabilities, including liabilities arising under the Securities Act.

The place and time of delivery for securities sold by us will be set forth in the accompanying prospectus supplement for such securities.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Drinker Biddle & Reath LLP will provide an opinion regarding the authorization and validity of the securities offered by the Company and other legal matters, and Kimberly A. Burke, General Counsel of the Company, will provide an opinion regarding the validity of the securities offered by the Selling Stockholders. Any underwriters, dealers or agents will be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Echo Therapeutics, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2010 have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report given upon their authority as experts in accounting and auditing.

2,400,000 Units

Units Consisting of

One Share of Common Stock and

A Warrant to Purchase 0.4 of a Share of Common Stock

PROSPECTUS SUPPLEMENT

December 2, 2011